As Filed with the Securities and Exchange Commission on September 27, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

KIRKLAND’S, INC.
(Exact Name of Registrant as Specified in Charter)

TENNESSEE	62-1287151
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

805 N. Parkway
Jackson, Tennessee 38305
(731) 668-2444
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

1996 EXECUTIVE INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
2002 EQUITY INCENTIVE PLAN
EMPLOYEE STOCK PURCHASE PLAN
OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK OF KIRKLAND’S, INC.
(Full title of the plans)

Robert E. Alderson
President and Chief Executive Officer
805 N. Parkway
Jackson, Tennessee 38305
(731) 668-2444
(Name and address of agent for service)

(731) 668-2444
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

			Proposed maximum		Proposed maximum	Amount of
Title of shares to	Amount to be		offering price per		aggregate offering	registration fee
be registered	registered		share		price (1)	(5)

Common Stock ($.01 par value)	103,807	(1)	$0.01	(2)	$1,038
Common Stock ($.01 par value)	115,256	(3)	$1.73	(2)	$199,393
Common Stock ($.01 par value)	505,838	(3)	$1.29	(2)	$652,531
Common Stock ($.01 par value)	3,000,000	(4)	$14.945	(2)	$44,835,000
Total	3,724,947				$45,687,962	$4,203.29 (5)

(1)	Consists of shares purchasable upon exercise of outstanding options to purchase common stock.

(2)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933. As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon $14.945, the average of the high and low prices for the common stock reported on the Nasdaq National Market on September 20, 2002.

(3)	Consists of shares purchasable upon exercise of options outstanding under the 1996 Executive Incentive And Non-Qualified Stock Option Plan.

(4)	Consists of 500,000 shares issuable under the Employee Stock Purchase Plan and 2,500,000 shares issuable under the 2002 Equity Incentive Plan

(5)	The Registrant previously paid a fee to the Commission of $18,659 in connection with the filing of its Registration Statement on Form S-1 (No. 333-51517), initially filed on May 1, 1998 (the “1998 Registration Statement”). The 1998 Registration Statement was withdrawn on October 12, 1999. Pursuant to Rule 457(p), $14,071.50 of the filing fee previously paid by the Registrant in connection with the filing of the 1998 Registration Statement was offset against the registration fee due in connection with the filing of the Registration Statement on From S-1, as amended (No. 333-86746), initially filed on April 23, 2002. Pursuant to Rule 457(p), an additional $4,203.29 of the filing fee previously paid by the Registrant in connection with the 1998 Registration Statement is to be offset against the registration fee due in connection with the filing of this Registration Statement.

CALCULATION OF REGISTRATION FEE
PART I
PART II
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Opinion of Baker, Donelson, Bearman & Caldwell
Consent of PricewaterhouseCoopers LLP

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

     Kirkland’s, Inc. (the “Registrant”) will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Kirkland’s, Inc., 805 N. Parkway, Jackson, Tennessee 38305, Attention: Robert E. Alderson, President and Chief Executive Officer; telephone number (731) 668-2444.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents which have been filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

     (a)  The Registrant’s prospectus dated July 10, 2002 filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933.

     (b)  The Registrant’s Quarterly Report on Form 10-Q filed on September 17, 2002 for the quarter ended August 3, 2002.

     (c)  The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on June 24, 2002, together with Amendment No. 1 on Form 8-A/A filed with the Commission on July 10, 2002, and including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our Common Stock.

     All documents filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Tennessee Business Corporation Act (“TBCA”) sets forth in Sections 48-18-502 through 48-18-508 the circumstances governing the indemnification of directors, officers, employees and agents of a corporation against liability incurred in the course of their official capacities. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) the director reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, Section 48-18-505 of the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Officers, employees, and agents who are not directors are entitled, through the provisions of Section 48-18-507 of the TBCA to the same degree of indemnification afforded to directors under Sections 48-18-503 and 48-18-505.

     The charter and bylaws of Kirkland’s, Inc. provides that Kirkland’s, Inc. will indemnify from liability, and advance expenses to, any of the present or former directors or officers of Kirkland’s, Inc. to the fullest extent allowed by the TBCA, as amended from time to time, or any subsequent law, rule, or regulation adopted. Additionally, the charter provides that none of our directors will be personally liable to us or any of our shareholders for monetary damages for breach of any fiduciary duty except for liability arising from (i) any breach of a director’s duty of loyalty to Kirkland’s, Inc. or shareholders of Kirkland’s, Inc., (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distributions, or (iv) receiving any improper personal benefit.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1	1996 Executive Incentive and Non-Qualified Stock Option Plan, as amended through April 17, 2002 (Incorporated herein by reference to Exhibit 10.10 to the Registrant’s Registration Statement No. 333-86746 on Form S-1, as amended)

4.2	2002 Equity Incentive Plan (Incorporated herein by reference to Exhibit 10.11 to the Registrant’s Registration Statement No. 333-86746 on Form S-1, as amended)

4.3	Employee Stock Purchase Plan (Incorporated herein by reference to Exhibit 10.12 to the Registrant’s Registration Statement No. 333-86746 on Form S-1, as amended)

5.1	Opinion of Baker, Donelson, Bearman & Caldwell

23.1	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (see signature pages at pp. 7 – 8)

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes as follows:

     (a)  To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

           (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule

424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective Registration Statement.

           (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, Tennessee, on September 24, 2002.

KIRKLAND'S, INC.

By:	/s/ Robert E. Alderson

Name: Robert E. Alderson
Title: President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert E. Alderson, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Alderson Robert E. Alderson	President, Chief Executive Officer and Director (Principal Executive Officer)	September 24, 2002

/s/ Reynolds C. Faulkner Reynolds C. Faulkner	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 24, 2002

/s/ Connie L. Scoggins Connie L. Scoggins	Vice President of Finance and Treasurer/Controller (Principal Accounting Officer)	September 24, 2002

/s/ Carl Kirkland Carl Kirkland	Chairman of the Board	September 24, 2002

/s/ Alexander S. McGrath Alexander S. McGrath	Director	September 24, 2002

/s/ David M. Mussafer David M. Mussafer	Director	September 24, 2002

/s/ R. Wilson Orr, III R. Wilson Orr, III	Director	September 24, 2002

/s/ John P. Oswald John P. Oswald	Director	September 24, 2002

/s/ Murray Spain Murray Spain	Director	September 24, 2002

EXHIBIT INDEX

5.1	Opinion of Baker, Donelson, Bearman & Caldwell

23.1	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (see signature pages at pp. 7 – 8)